UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: September 23, 2002

THE DIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization) 15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	51-0374887 (I.R.S. Employer Identification No.) 85260-1619 (Zip Code)

Registrant's Telephone Number, Including Area Code (480) 754-3425.

TABLE OF CONTENTS

    Item 7. Exhibits.
    Item 9. Regulation FD Disclosure.
SIGNATURE
EX-99

Item 7.     Exhibits.

     (c) Exhibits

           (99) Investor Presentation dated September 23, 2002.

Item 9.     Regulation FD Disclosure.

As previously announced in our press release dated September 17, 2002, Dial will make a presentation to investors on September 23, 2002. This presentation will address the state of Dial’s business and Dial’s strategy going forward. A copy of the presentation is being furnished as an exhibit to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation

September 23, 2002

/s/ Conrad A. Conrad

Conrad A. Conrad

Executive Vice President and Chief Financial Officer